Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-196336

                                 UNI LINE CORP.

                        10,000,000 SHARES OF COMMON STOCK
                                 $0.01 PER SHARE

This is the initial offering of common stock of Uni Line Corp. and no public market currently exists for the securities being offered. We are offering for sale a total of 10,000,000 shares of common stock at a fixed price of $ 0.01 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The amount raised may be minimal and there is no assurance that we will be able to raise sufficient amount to cover our expenses and may not even cover the costs of the offering.

The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Roman Ehlert, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. The shares are being offered at a fixed price of $0.01 per share for a period of one year from the effective date of this prospectus. The offering shall terminate on the earlier of (i) the date when the sale of all 10,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 10,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) one year after the effective date of this prospectus. The offering will not be extended beyond one year.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act ("JOBS Act"). Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our ordinary shares in "Risk Factors" beginning on page 5 of this prospectus.

Uni Line Corp. is a development stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Uni Line Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are a development stage company with nominal operations and assets. As a result, we are considered a shell company under Rule 405 of the Securities Act and are subject to additional regulatory requirements as a result of this status, including limitations on our shareholders' ability to re-sell their shares in our company, as well as additional disclosure requirements. Accordingly, investors should consider our shares to be a high-risk and illiquid investment. See "Risk Factors" for the risks of investing in a shell company.

SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Any funds received as a part of this offering will be immediately deposited into the company's bank account and be available for our use. We have not made any arrangements to place funds in an escrow, trust or similar account for general business purposes as well as to continue our business and operations. If we fail to raise enough capital to commence operations investors may lose their entire investment and will not be entitled to a refund.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS SEPTEMBER 15, 2014

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                          3
RISK FACTORS                                                                5
FORWARD-LOOKING STATEMENTS                                                 13
USE OF PROCEEDS                                                            13
DETERMINATION OF OFFERING PRICE                                            14
DILUTION                                                                   14
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS                                                 15
DESCRIPTION OF BUSINESS                                                    29
LEGAL PROCEEDINGS                                                          32
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS                33
EXECUTIVE COMPENSATION                                                     34
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                             35
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT             36
PLAN OF DISTRIBUTION                                                       37
DESCRIPTION OF SECURITIES                                                  39
INIDEMNIFICATION  FOR SECURITIES ACT LIABILITIES                           41
LEGAL MATTERS                                                              41
INTERESTS OF NAMED EXPERTS AND COUNSEL                                     41
EXPERTS                                                                    41
AVAILABLE INFORMATION                                                      42
FINANCIAL STATEMENTS                                                       42
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE                                                      42
INDEX TO THE FINANCIAL STATEMENTS                                          43

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

                               PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," AND "UNI LINE CORP." REFERS TO UNI LINE CORP. THE FOLLOWING SUMMARY PROVIDES A BRIEF OVERVIEW OF THE KEY ASPECTS OF THE OFFERING. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

                                 UNI LINE CORP.

We are a development stage company and we are in the business of selling freshly squeezed juice from mobile stands in London, United Kingdom. Taking advantage of mobility of our juice stands we are going to place them at what we believe to be popular tourist places including strip centers, power centers and shopping malls during the colder period of the year and sport sites events. At present moment we do not have customers or juice stands and we currently have minimal operations. We intend to place such juice stands in places we believe are popular places for tourists and places with high volume of people traffic.

Being a development stage company, we have no revenues and have limited operating history. Uni Line Corp. was incorporated in Nevada on September. 5, 2013. To date we have prepared a business plan, signed a lease agreement and purchased one juice maker as a test model (without any equipment such as a refrigerator and stand). (Commercial Juice Extractor). Our principal executive office is located at Barons Court Road flat 1, London W14 9DU, Great Britain. Our phone number is +44 020 3287 6608.

We are a company without revenues and have just recently started our operations; we have minimal assets and have incurred losses since inception. The Company's monthly burn rate (from inception through May 31, 2014) is $968.22 and at such rate, based upon current cash on hand, the Company's present capital will last 2 1/2 months. Our financial statements for the period from September 5, 2013 (date of inception) to May 31, 2014, report no revenues and a net loss of $8,252. As of May 31, 2014 we had $ 1,198 in cash on hand. As of the date of this prospectus we had $686.12 in cash on hand. Our independent registered public accountant has issued an audit opinion for Uni Line Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. If we are unable to obtain additional working capital our business may fail. To date, the only operations we have engaged in are the development of a business plan and the purchase of a juice maker. We intend to use the net proceeds from this offering to develop our business operations (See "Description of Business" and "Use of Proceeds"). Being a development stage company, we have very limited operating history.

Proceeds from this offering are required for us to proceed with our business plan over the next twelve months. We require minimum funding of $25,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with maintaining a reporting status with the SEC. If we raise $25,000 in this offering, we plan to open one juice stand. If we are unable to obtain minimum funding of $25,000, our business may fail. Even if we raise $100,000 from this offering or more, we may need more funds to develop growth strategy and to continue maintaining a reporting status.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Roman Ehlert, our president, devotes approximately 20 hours/week to the business and he has no prior experience managing a public company nor does Mr. Ehlert have experience in our industry.

Mr. Ehlert owns 100% of our outstanding shares of common stock and will own 44% of our shares of common stock if 100% of the shares registered are sold. Accordingly, Mr. Ehlert will have significant influence in determining the outcome of all corporate transactions or other matters. The interests of Mr. Ehlert may differ from the interests of the other shareholders and may result in corporate decisions that are disadvantageous to other shareholders..

If necessary, Roman Ehlert, our president, has verbally agreed to lend funds to pay for the registration process and lend funds to implement our business plan and to help maintain a reporting status with the SEC in the form of a non-secured loan for the next twelve months. However, there is no written loan agreement to such effect and no guarantee that Mr. Ehlert will make such loans to the Company.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE OFFERING

The Issuer:                   UNI LINE CORP.

Securities Being Offered:     10,000,000 shares of common stock

Price Per Share:              $0.01

Duration of the Offering:     The offering shall terminate on the earlier of:
                              (i) the date when the sale of all 10,000,000 common shares is completed;
                              (ii) one year from the date of this prospectus; or
                              (iii) prior to one year at the sole determination of the board of directors.

Gross Proceeds if 100% of
the shares are sold           $100,000

Gross Proceeds if 75% of
the shares are sold           $75,000

Gross Proceeds if 50% of
the shares are sold           $50,000

Gross Proceeds if 25% of
the shares are sold           $25,000

Securities Issued and
Outstanding:                  There are 6,000,000 shares of common stock issued
                              and outstanding as of the date of this prospectus, held solely by our sole officer and director, Roman Ehlert.

Registration Costs:           We estimate our total offering registration costs
                              to be approximately $10,000.

Risk Factors:                 See "Risk Factors" and the other information in
                              this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

                          SUMMARY FINANCIAL INFORMATION

The summarized financial data presented below is derived from, and should be read in conjunction with, our audited financial statements and related notes from September 5, 2013 (date of inception) to May 31, 2014, included on Page F-1 in this prospectus.

FINANCIAL SUMMARY

                                                              May 31, 2014 ($)
                                                              ----------------

Cash and Deposits                                                   1,198
Equipment                                                           1,150
Total Assets                                                        2,348
Total Liabilities                                                   4,600
Total Stockholder's Equity                                         (2,252)

STATEMENT OF OPERATIONS

                                                              Accumulated From
                                                           September 05, 2013 to
                                                              May 31, 2014 ($)
                                                              ----------------
Total Expenses                                                      8,252
Net Loss for the Period                                            (8,252)
Net Loss per Share                                                      0

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR STATUS AS A SHELL

BECAUSE WE ARE CONSIDERED TO BE A "SHELL COMPANY" UNDER APPLICABLE SECURITIES RULES, INVESTORS MAY NOT RELY ON THE RESALE EXEMPTION PROVIDED BY RULE 144 OF THE SECURITIES ACT.

We are considered to be a "shell company" under Rule 405 of Regulation C of the Securities Act. A "shell company" is a company with either no or nominal operations or assets, or assets consisting solely of cash and cash equivalents. Pursuant to Rule 144, one year must elapse from the time a company ceases to be a "shell company" and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144. The term "Form 10 information" means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company. As a result, our investors are not allowed to rely on Rule 144 of the Securities Act for a period of one year from the date that we cease to be a shell company. Because investors may not be able to rely on an exemption for the resale of their shares other than Rule 144, and there is no guarantee that we will cease to be a shell company, they may not be able to re-sell their shares in the future and could lose their entire investment as a result.

BECAUSE WE ARE CONSIDERED TO BE A "SHELL COMPANY" UNDER APPLICABLE SECURITIES RULES, WE ARE SUBJECT TO ADDITIONAL DISCLOSURE REQUIREMENTS IF WE ACQUIRE OR DISPOSE OF SIGNIFICANT ASSETS.

Because we are considered to be a "shell company" under Rule 405 of Regulation C of the Securities Act, we are subject to additional disclosure requirements if we entered into a transaction which results in a significant acquisition or disposition of assets. In such a situation, we must provide prospectus-level, detailed disclosure regarding the transaction, as well as detailed financial information. In order to comply with these requirements, we will incur additional legal and accounting costs, which will adversely impact our results of operations. As a result, the value of an investment in our shares may decline as a result of these additional costs.

RISKS RELATING TO OUR BUSINESS

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

We anticipate that additional funding might be needed or various expenses including general administrative expenses and marketing costs. We have generated no revenue from operations since inception.

In order to commence our business operations, we anticipate that we will have to raise additional funding. If we are not able to raise the capital necessary to fund our business objectives, we may have to delay the implementation of our business plan. We estimate that we will need approximately $25,000 in additional funds to complete our planned operations. This is in consideration with Company's cash balance of $1,198 as of May 31, 2014, and amount needed to execute the 12 month plan of operations at $25,000.

Other than this offering, we do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our director.

OUR INDEPENDENT AUDITOR HAS ISSUED A GOING CONCERN OPINION AFTER REVIEWING OUR FINANCIAL STATEMENTS; OUR ABILITY TO CONTINUE IS DEPENDENT ON OUR ABILITY TO RAISE ADDITIONAL CAPITAL AND OUR OPERATIONS COULD BE CURTAILED IF WE ARE UNABLE TO OBTAIN REQUIRED ADDITIONAL FUNDING WHEN NEEDED.

We will be required to expend substantial amounts of working capital in order to acquire and market our proposed products and establish the necessary relationships to implement our business plan. We were incorporated on September 5, 2013. Our operations to date were funded entirely by our sole director. We are totally dependent on this offering. Our failure to raise the necessary funds adversely affect our business operations, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our common stock. We currently have no firm agreements or arrangements with respect to any such financing and there can be no assurance that any needed funds will be available to us on acceptable terms or at all. The inability to obtain sufficient funding of our operations in the future could restrict our ability to grow and reduce our ability to continue to conduct business operations. After reviewing our financial statements, our independent auditor issued a going concern opinion and our ability to continue is dependent on our ability to raise additional capital. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause us to become dormant. Any additional equity financing may involve substantial dilution to our then existing stockholders.

WE LACK AN OPERATING HISTORY AND HAVE NOT GENERATED ANY REVENUES TO DATE. THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN REVENUES. IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE MAY HAVE TO CEASE OPERATIONS.

We were incorporated in September 5, 2013 and we have business operations which cannot be defined as substantial. We do not have significant operating history upon which an evaluation of our future success or failure can be made. Our net loss from inception to May 31, 2014 is $8,252. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to earn profit by attracting enough clients who will buy our product or services. We cannot guarantee that we will be successful in generating revenues and profit in the future. Failure to generate revenues and profit will cause us to suspend or cease operations.

WE HAVE A SOLE DIRECTOR AND OFFICER WHICH DOES NOT PERMIT US TO HAVE ADEQUATE INTERNAL CONTROLS

Because our sole executive officer occupies all corporate positions, it is not possible to have adequate internal controls. In addition, our sole director and officer will determine his salary and perquisites, we may not have funds available for net income.

JUICE COMPANIES CONSIST OF MOSTLY NON-PUBLIC COMPANIES

Because juice vending companies consist of mostly non-public companies, a small juice vending company with the added expenses of being a reporting company, which we currently estimate to be $10,000 a year, might have a competitive disadvantage.

THE LACK OF INSURANCE MAY EXPOSE US TO LIABILITIES WHICH COULD CAUSE US TO CEASE OPERATIONS

Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations. While we intend to maintain insurance in the future for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs resulting from risks and uncertainties of our business. It is also not possible to obtain insurance to protect against all operational risks and liabilities. The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition and results of operations. We do not have any business interruption insurance. Any business disruption or natural disaster could result in substantial costs and diversion of resources.

WE ARE A DEVELOPMENT STAGE COMPANY BUT HAVE NOT YET COMMENCED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on September 5, 2013 and to date have minimal business operations consisting primarily of organizational activities and the purchase of a test model juice extractor machine. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

AS AN "EMERGING GROWTH COMPANY" UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     - have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
     - comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
     - submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
     - disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

We need the proceeds from this offering to start our operations. Our offering has no minimum. Specifically, there is no minimum number of shares that needs to be sold in this offering for us to access the funds. Given that the offering is a best effort, self-underwritten offering, we cannot assure you that all or any shares will be sold. We have no firm commitment from anyone to purchase all or any of the shares offered. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. We anticipate that we must raise the minimum capital of $25,000 to commence operations for the 12-month period and expenses for maintaining a reporting status with the SEC. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. We have not taken any steps to seek additional financing.

IF WE RAISE PRICE OF JUICE THERE IS A POTENTIAL CHANCE OF REDUCTION IN SALES

If we raise the price of our juice, some of our customers may not be willing or able to pay the increased prices causing a reduction in our sales which may affect our business negatively. We intend to counteract rising commodity prices by raising the price of our juices and other products. In addition, we may have difficulty setting prices of our juice and other products that we may sell because we lack operating history and a historical basis for the prices we intend to charge.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING FROM THIS OFFERING. AS A RESULT, THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have net losses of $8,252 for the period from our inception on September 05, 2013 to May 31, 2014, and have no revenues to date. Our future is dependent upon our ability to obtain financing from this offering. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. DKM Certified Public Accountants our independent registered public accounting firm, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise funds. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We currently have no customers to purchase our product. We have not identified any customers and we cannot guarantee we ever will have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations. You are likely to lose your entire investment if we cannot sell any of our services at prices which generate a profit.

WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT, AND IF WE ARE UNABLE TO COMPETE WITH OUR COMPETITORS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, CASH FLOWS AND PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.

We operate in a highly competitive environment. Our competition includes small and midsized companies, and many of them may sell the same products at competitive prices. Highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects. We may not be able to get most suitable locations or advertising spacing due to high competition for them. It is also likely that we may be forced to lower the price of our juices below our set pricing to keep up with completion, which will affect our profits.

BECAUSE OUR SOLE OFFICER AND DIRECTOR OWNS 100% OF THE COMPANY'S SHARES AND WILL OWN 44% OF THE COMPANY'S OUTSTANDING COMMON STOCK IF WE ARE SUCCESSFUL AT COMPLETING THIS OFFERING, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

As of the date of this prospectus, Mr. Ehlert, our sole officer and director, owns 100% of the company's shares and will own 44% of our common stock if 100% of the shares registered (if 75% of the shares registered sold he will own 45.7% of our common stock, if 50% of the shares registered sold he will own 50% of our common stock and if 25% of the shares registered sold he will own 76% of our common stock). Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, issuance of additional shares, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Ehlert may differ from the interests of the other shareholders and may result in corporate decisions that are disadvantageous to other shareholders. For example, the future issuance of additional shares may result in substantial dilution in the percentage of our common stock held by existing shareholders.

BECAUSE OUR PRINCIPAL ASSETS WILL BE LOCATED IN UNITED KINGDOM, UNITED KINGDOM CITY, OUTSIDE OF THE UNITED STATES, AND ROMAN EHLERT, OUR SOLE OFFICER AND DIRECTOR, RESIDES OUTSIDE OF THE UNITED STATES IN UNITED KINGDOM, IT MAY BE DIFFICULT FOR AN INVESTOR TO ENFORCE ANY RIGHT BASED ON U.S. FEDERAL SECURITIES LAWS AGAINST US AND/OR MR. EHLERT, OR TO ENFORCE A JUDGEMENT RENDERED BY A UNITED STATES COURT AGAINST US OR MR. EHLERT.

Our principal operations and assets are located in United Kingdom, London City, outside of the United States, and Roman Ehlert, our sole officer and director, is a non-resident of the United States he is a resident of United Kingdom. Therefore, it may be difficult to effect service of process on Mr. Ehlert in the United States, and it may be difficult to enforce any judgment rendered against Mr. Ehlert. As a result, it may be difficult or impossible for an investor to bring an action against Mr. Ehlert, in the event that an investor believes that such investor's rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws of United Kingdom may render that investor unable to enforce a judgment against the assets of Mr. Ehlert. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

WE ARBITRARILY DETERMINED THE PRICE OF THE SHARES OF OUR COMMON STOCK TO BE SOLD PURSUANT TO THIS PROSPECTUS, AND SUCH PRICE DOES NOT REFLECT THE ACTUAL MARKET PRICE FOR THE SECURITIES. CONSEQUENTLY, THERE IS AN INCREASED RISK THAT YOU MAY NOT BE ABLE TO RE-SELL OUR COMMON STOCK AT THE PRICE YOU BOUGHT IT FOR.

The initial offering price of $0.01 per share of the common stock offered pursuant to this prospectus was determined by us arbitrarily. The price is not based on our financial condition or prospects, on the market prices of securities of comparable publicly traded companies, on financial and operating information of companies engaged in similar activities to ours, or on general conditions of the securities market. The price may not be indicative of the market price, if any, for our common stock in the trading market after this offering. If the market price for our stock drops below the price which you paid, you may not be able to re-sell out common stock at the price you bought it for.

Our common stock may never be quoted on the OTC Bulletin Board. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, and there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB. When/if our shares of common stock commence trading on the OTC Bulletin Board, the trading price will fluctuate significantly and shareholders may have difficulty reselling their shares.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. Our common stock may never be quoted on the OTC Bulletin Board. When/if our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and
(viii) general economic trends.

In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR YOUR SUBSCRIPTION, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY, OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND ATTACHES THE SUBSCRIPTION.

Your funds will not be placed in an escrow or trust account. All subscriptions in this offering will be available for our immediate use, and will not be returning subscriptions regardless of how many shares are sold in this offering. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.

BECAUSE OUR CURRENT PRESIDENT AND EXECUTIVE OFFICER DEVOTES LIMITED AMOUNT OF TIME TO THE COMPANY, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Roman Ehlert, our President, currently devotes approximately twenty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on his from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Ehlert to our company could negatively impact our business development.

OUR EXECUTIVE OFFICER AND DIRECTOR DOES NOT HAVE ANY PRIOR EXPERIENCE CONDUCTING A BEST-EFFORT OFFERING, OR MANAGING A PUBLIC COMPANY

Our sole executive officer and director does not have any experience conducting a best-effort offering or managing a public company. Consequently, we may not be able to raise any funds or run our public company successfully. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Also, our executive's officer's and director's lack of experience of managing a public company could cause you to lose some or all of your investment.

THERE IS NO MINIMUM NUMBER OF SHARES THAT HAS TO BE SOLD IN ORDER FOR THE OFFERING TO PROCEED

We do not have a minimum amount of funding set in order to proceed with the offering. If not enough money is raised to begin operations, you might lose your entire investment because we may not have enough funds to implement our business plan.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $6,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates, however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan. We do not have any plans where to seek this alternative financing at present time.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated $10,000 ongoing cost and expenses for SEC reporting and compliances to be paid from existing cash on hand and director loans. If necessary, Roman Ehlert, our Chairman, has verbally agreed to loan the company funds to complete the registration process. However, there is no written loan agreement to such effect and no guarantee that Mr. Ehlert will make such loans to the Company.

We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. The management will be required to provide an annual report on our internal controls over financial reporting regardless of our status as an emerging growth company. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

WE MAY BE EXPOSED TO POTENTIAL RISKS AND SIGNIFICANT EXPENSES RESULTING FROM THE REQUIREMENTS OF SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

When your S-1 becomes effective, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. Currently, we have no employees. We do not intend to develop or manufacture any products, and consequently have no products in development, manufacturing facilities or intellectual property rights. As we develop our business, obtain regulatory approval, hire employees and consultants and seek to protect our intellectual property rights, our, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

However, as an "emerging growth company," as defined in the JOBS Act, our independent registered public accounting firm will not be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act but that management will be required to provide an annual report on our internal control over financial reporting pursuant to Item 308 of Regulation S-K in the year following our first annual report required to be filed pursuant to Section 13(a) or 15(d) of the Exchange Act for the prior fiscal year or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

WE MAY IN THE FUTURE ISSUE ADDITIONAL SHARES OF COMMON STOCK WHICH WILL DILUTE SHARE VALUE OF INVESTORS IN THIS OFFERING.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 6,000,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors in the offering, and might have an adverse effect on any trading market for our common stock.

                           FORWARD LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statements that are not purely historical or do not relate to present facts or conditions which may be considered as forward-looking statements." Such forward-looking statements include, but are not limited to, statements regarding our Company and management's expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the offering on the parties' individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipates," "believes," "continue," "could," "estimates," "expects," "intends," "may," "might," "plans," "possible," "potential," "predicts," "projects," "seeks," "should," "will," "would" and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties' control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated.

Capital Raised                         25%         50%         75%        100%
--------------                      --------    --------    --------    --------
Gross proceeds                      $ 25,000    $ 50,000    $ 75,000    $100,000
Number of Locations                        1           3           5           7
Legal and Professional fees         $ 10,000    $ 10,000    $ 10,000    $ 10,000
Leasing expenses                    $  3,500    $ 10,500    $ 17,500    $ 24,500
Office                                    --          --    $  3,000    $  3,000
Liability Insurance                 $    500    $  1,500    $  2,500    $  3,500
Juice Cart and Equipment (1-3-5-7)  $  5,000    $ 15,000    $ 25,000    $ 35,000
Placing and setting up              $    500    $  1,500    $  2,500    $  3,500
Marketing campaign                  $  5,000    $ 10,500    $ 13,000    $ 18,500
Other expenses                      $    500    $  1,000    $  1,500    $  2,000

We do not intend to use any of the proceeds from the offering to pay for the cost of the offering. The cost of the offering shall be loaned us from Mr. Ehlert. However, there is no written loan agreement to such effect and no guarantee that Mr. Ehlert will make such loans to the Company.

The above figures represent only estimated costs. Roman Ehlert, our president, has verbally agreed to lend funds to pay for the registration process and lend funds to implement our business plan and to help maintain a reporting status with the SEC in the form of a non-secured loan for the next twelve months and after effectiveness of our registration statement until we complete our offering as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no written loan agreement to such effect and no guarantee that Mr. Ehlert will make such loans to the Company. The amounts actually spent by us for any specific purpose may vary and will depend on a number of factors. Non-fixed cost, sales and marketing and general and administrative costs may vary depending on the business progress and development efforts, general business conditions and market reception to our services. Accordingly, our management has broad discretion to allocate the net proceeds to non-fixed costs.

An example of changes to this spending allocation for non-fixed costs include management deciding to spend less of the allotment on product development and more on sales and marketing. Such changes to spending may occur due to seasonal variations in market demand for our products and services relative to when the funds are received.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. It is not based upon an independent assessment of the value of our shares and should not be considered as such. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

The price of the current offering is fixed at $0.01 per common share. This price is significantly higher than the price paid by our sole director and officer for common equity since the Company's inception on Sep 05, 2013. Roman Ehlert, our sole officer and director, paid $0.001 per share for the 6,000,000 common shares

Assuming completion of the offering, there will be up to 16,000,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level                 $100,000      $75,000      $50,000      $25,000
-------------                 --------      -------      -------      -------
Offering price                  $0.01        $0.01        $0.01        $0.01
Net tangible book
 value per common
 share before offering          $0.0004      $0.0004      $0.0004      $0.0004
Increase  per common
 share attributable to
 investors                      $0.0060      $0.0053      $0.0044      $0.0028
Pro forma net tangible
 book value per
 common  share after
 offering                       $0.0064      $0.0057      $0.0048      $0.0032
Dilution to investors           $0.0036      $0.0043      $0.0052      $0.0068
Dilution  as a
 percentage  of
 offering price                   35.96%       42.61%       52.30%       67.68%

Based on 6,000,000 common shares outstanding as of August 18, 2014 and total stockholder's equity of $(2,252).Since inception, the officer, director, promoters and affiliated persons have paid an aggregate average price of $.001 per common share in comparison to the offering price of $.01 per common share.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage corporation and only recently started our operations. We have not generated or realized any revenues from our business operations. Our financial statements for the period from September 05, 2013 (date of inception) to May 31, 2014, report a net loss of $8,252. As of the date of this prospectus we had $ 686.12 in cash on hand. Our current cash balance will not be sufficient to fund our operations for the next 12 months and to qualify our minimum cash requirements necessary to fund 12 months of operations, if we are unable to successfully raise money in this offering. We have been utilizing and may utilize funds from Roman Ehlert, our sole officer and director, who has verbally agreed to lend funds to pay for the registration process and loan funds to implement your business plan or to help maintain a reporting status with the SEC in the form of a non-secured loan for the next twelve months and after effectiveness of our registration statement until we complete our offering as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no written loan agreement to such effect and no guarantee that Mr. Ehlert will make such loans to the Company.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues. If we are unable to obtain additional working capital our business may fail. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by shareholder in our company. We must raise cash to implement our projected plan of operations.

No proceeds will be used as direct or indirect payments to Mr. Ehlert or his affiliates.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     * have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
     * comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
     * submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
     * disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

12 MONTH PLAN OF OPERATIONS.

During the first stages of our growth, our president and director will provide all of the labor required to execute our business plan at no charge. Our president will be devoting approximately 30% of his time to our operations. Depending on how much funds we would be able to secure, we are planning to have multiple locations for our juice carts. We do not currently require any office space other than the office space provided to us at no cost by our President, until we extend our operations to 5 locations. We currently intend that our first four carts be managed by our president and operated by staff that will receive 15% of any revenue generated. If and when we are able to extend our operations to 5 locations, our president has agreed to commit more time as required, and an additional manager may be hired.

We intend to execute a multi-level marketing and advertising campaign, consisting of visual advertising through signs on our location, direct mail, location based poster, TV and radio advertising, run coupons on a group buying websites such as Groupon or Incahoot. We would become active on social media to raise an awareness of our location and offer free sampling to ignite prospective customers to become familiar with our juices. Also we plan to offer punch cards to our potential customers to receive free product, run special deal drinks, and daily specials. This will be done so the customers feel that they are getting a deal on our juices and are receiving extra value in the price competitive market we are operating in. There is no guarantee that this strategy will generate repeat customers for our business given the lack of our historical operating results

We believe that by developing a strong reputation for exceptional style, quality and value current customers will not have a reason to look elsewhere for our products and will readily recommend us. However, there can be no guarantee that we will develop such a reputation.

Our sources of cash will be mainly the proceeds from this offering, and loans from our director, if needed. However, there is no written loan agreement to such effect and no guarantee that Mr. Ehlert will make such loans to the Company.

We expect to start generating revenue by selling our services by 8th month of our Plan of Operations. But there is no guarantee that we will receive loans from our director or raise funds in this offering. We will not be conducting any product research or development. We plan to implement our business plan as soon as funds from this offering become available. Our 12 month plan of operations is as follows:

IF $25,000 RAISED

SETTING UP AN OFFICE
TIME FRAME: 1ST MONTH.
NO MATERIAL COSTS.

At that stage of our operations our office would continue to be provided by our President and director at no charge, at his own location, so no funding is required.

SEARCH FOR POTENTIAL LEASING PROPERTIES WITH HIGH TRAFFIC FLOW
TIME FRAME: 2ND - 4TH MONTHS.
NO MATERIAL COSTS.

At this phase we would look for places that could be suitable for our operations, places that are frequented by people such as strip centers, power centers and shopping malls. At present time we do not have any leasing agreement signed.

PURCHASE JUICE CART AND EQUIPMENT NEEDED
TIME FRAME: 4TH - 6TH MONTHS.
ESTIMATED COST $5,000.

At this stage of our operations we would purchase, equip and place 1 Juice Cart, including supplies.

Each Juice cart would cost us $2,500 for the cart itself, $1,200 for commercial juice extractor, including shipping, $240 VAT (20%) $560 for a refrigerator, including shipping, $500 supplies needed: fruits, vegetables, caps, lids, straws.
Total of $5,000 for each Juice cart.

SIGNING LEASE AGREEMENT
TIME FRAME: 5TH - 7TH MONTHS.
ESTIMATED COST $3,500.

The average leasing cost for a cart of the size we intend to use is anywhere between $400 and $700 a month. (Based on randomly attending four malls: Brent Cross Shopping Centre, Whitgift Centre, King Cross Central and Broadway Shopping Centre). We base our calculations on highest cost possible - $700 a month.

At that stage we would sign a lease on our first location and our leasing expenses for remaining 5 months of our operations would be $3,500. At present time we do not have any leasing agreement for a cart signed.

Search for new potential properties for our operations will continue during the life of our operations as we might need to rotate less profitable locations to new places.

SET UP AND TEST OUR JUICE CART
TIME FRAME: 6TH - 7TH MONTHS.
ESTIMATED COST: $500.

Once we receive our cart and equipment we plan to set it up and test it at its location. We will need to hire part time specialists such as electrician or mechanic and movers. It will cost us approximately $500 per each machine.

OBTAIN MUNICIPAL BUSINESS LICENCES
TIME FRAME: 6TH - 7TH MONTHS.
NO MATERIAL COSTS.

Business must be registered with the environmental health service at location's local authority at least 28 days before opening - registration is free.

OBTAIN LIABILITY INSURANCE
TIME FRAME:  7TH MONTHS.
ESTIMATED COST: $500.

We budgeted $100 a month for each location for Liability insurance purposes. That would cost us $500 for remaining 5 months of our operations in 1 location.

MARKETING CAMPAIGN.
TIME FRAME: 7TH - 12TH MONTHS.
ESTIMATED COST $5,000

We intend to execute a multi-level marketing and advertising campaign, consisting of visual advertising through signs on our location, direct mail, location based poster, TV and radio advertising, online marketing through our own website*, run coupons on a group buying websites such as Groupon or Incahoot. We would become active on social media to raise an awareness of our location and offer free sampling to ignite prospective customers to become familiar with our juices. Also we plan to offer punch cards to our potential customers to receive free product, run special deal drinks, and daily specials. This will be done so the customers feel that they are getting a deal on our juices and are receiving extra value. We hope that this strategy in the price competitive market we are operating in will generate a repeat customer base that will be critical to our long term success.

* At current time we do not have a website.

We will engage in the following promotional activities:

Stand               Media                      Frequency           Budget
-----               -----                      ---------           ------
Online            Website                       One time           $1,000
Online            Social Media                  Ongoing            $1,000
Print             Promotional Flyers            Ongoing            $1,000
Location          Poster, radio and TV          Ongoing            $  500
Location          Free Sampling                 Ongoing            $1,500
Referrals         Word of Mouth                 Ongoing              Free

SALARIES
NO MATERIAL COSTS.

Our sales force will be commission based and would receive 15% of revenue generated.

OTHER EXPENSES
ESTIMATED COST $500

Other expenses: shipping/delivering of locally purchased supplies to locations, cleaning. So we reserved $500 in our budget if such expenses occur.

COST OF OPERATION: $15,000

BUSINESS REGISTRATION. LEGAL AND PROFESSIONAL FEES
ESTIMATED COST $10,000.

TOTAL COST OF ALL OPERATIONS: $25,000

To implement our plan of operations ($15,000) and pay ongoing legal fee associated with this offering ($10,000) we require a minimum of $25,000 as described in our Plan of Operations. Any funds raised beyond this amount will be spent on additional marketing and promotion efforts.

IF $50,000 RAISED

SETTING UP AN OFFICE
TIME FRAME: 1ST MONTH.
NO MATERIAL COSTS.

At that stage of our operations our office would continue to be provided by our President and director at no charge, at his own location, so no budget required.

SEARCH FOR POTENTIAL LEASING PROPERTIES WITH HIGH TRAFFIC FLOW
TIME FRAME: 2ND - 4TH MONTHS.
NO MATERIAL COSTS.

At this phase we would research and look for places that could be suitable for our operations, places that are frequented by people such as strip centers and shopping malls. At present time we do not have any leasing agreement signed.

PURCHASE JUICE CARTS AND EQUIPMENT NEEDED
TIME FRAME: 4TH - 6TH MONTHS.
ESTIMATED COST $15,000.

At this stage of our operations we would purchase, equip and place 3 Juice Carts, including supplies.

Each Juice cart would cost us $2,500 for the cart itself, $1,200 for commercial juice extractor, including shipping, $240 VAT (20%) $560 for a refrigerator, including shipping, $500 supplies needed: fruits, vegetables, caps, lids, straws, etc. Total of $5,000 for each Juice cart.

SIGNING LEASE AGREEMENT
TIME FRAME: 6TH - 7TH MONTHS.
ESTIMATED COST $10,500.

The average leasing cost for a cart of the size we intend to use is anywhere between $400 and $700 a month. (Based on randomly attending four malls: Brent Cross Shopping Centre, Whitgift Centre, King Cross Central and Broadway Shopping Centre). We base our calculations on the highest cost possible - $700 a month.

At that stage we would sign a lease on 3 locations and our leasing expenses for remaining 5 months of our operations would be $10,500.

Search for new potential properties for our operations will continue during the life of our operations as we might need to rotate less profitable locations to new places.

SET UP AND TEST OUR JUICE CARTS
TIME FRAME: 6TH - 7TH MONTHS.
ESTIMATED COST: $1,500.

Once we receive our carts and equipment we plan to set it up and test it at our 3 locations. We will need to hire part time specialists such as electrician or mechanic and movers. It will cost us approximately $500 per each machine.

OBTAIN MUNICIPAL BUSINESS LICENCES
TIME FRAME: 6TH - 7TH MONTHS.
NO MATERIAL COSTS.

No Business Licence required. Business must be registered with the environmental health service at location's local authority at least 28 days before opening - registration is free.
Example of registration form attached as Exhibit 10.2

OBTAIN LIABILITY INSURANCE
TIME FRAME: 7TH MONTHS.
ESTIMATED COST: $1,500.

We budgeted $100 a month for each location for Liability insurance purposes. That would cost us $1,500 for remaining 5 months of our operations for all 3 locations.

MARKETING CAMPAIGN.
TIME FRAME: 7TH - 12TH MONTHS.
ESTIMATED COST $10,500

We intend to execute a multi-level marketing and advertising campaign, consisting of visual advertising through signs on our location, direct mail, location based poster, TV and radio advertising, online marketing through our own website*, run coupons on a group buying websites such as Groupon or Incahoot. We would become active on social media to raise an awareness of our location and offer free sampling to ignite prospective customers to become familiar with our juices. Also we plan to offer punch cards to our potential customers to receive free product, run special deal drinks, and daily specials. This will be done so the customers feel that they are getting a deal on our juices and are receiving extra value. We hope that this strategy in the price competitive market we are operating in will generate a repeat customer base that will be critical to our long term success.

* At current time we do not have a website.

We will engage in the following promotional activities:

Stand               Media                      Frequency           Budget
-----               -----                      ---------           ------
Online            Website                       One time           $1,000
Online            Social Media                  Ongoing            $1,000
Print             Promotional Flyers            Ongoing            $2,000
Location          Poster, radio and TV          Ongoing            $4,000
Location          Free Sampling                 Ongoing            $2,500
Referrals         Word of Mouth                 Ongoing              Free

SALARIES
NO MATERIAL COSTS.

Our staff would be commission based and would receive 15% of revenue generated.

OTHER EXPENSES
ESTIMATED COST $1,000

Other expenses: shipping/delivering of locally purchased supplies to locations, cleaning. So we reserved $1,000 in our budget if such expenses occur.

COST OF OPERATIONS $40,000
BUSINESS REGISTRATION. LEGAL AND PROFESSIONAL FEES
ESTIMATED COST $10,000.

TOTAL COST OF ALL OPERATIONS: $50,000

To implement our plan of operations ($40,000) and pay ongoing legal fee associated with this offering ($10,000) we require a minimum of $50,000 as described in our Plan of Operations. Any funds raised beyond this amount will be spent on additional marketing and promotion efforts.

IF $75,000 RAISED

SETTING UP AN OFFICE
TIME FRAME: 1ST MONTH.
NO MATERIAL COSTS.

At that stage of our operations our office would continue to be provided by our President and director at no charge, at his own location, so no budget required.

SEARCH FOR POTENTIAL LEASING PROPERTIES WITH HIGH TRAFFIC FLOW
TIME FRAME: 2ND - 4TH MONTHS.
NO MATERIAL COSTS.

At this phase we would research and look for places that could be suitable for our operations, places that are frequented by people including strip centers, power centers and shopping malls in the colder period of the year and sports events. At present time we do not have any leasing agreement signed.

PURCHASE JUICE CARTS AND EQUIPMENT NEEDED
TIME FRAME: 4TH - 6TH MONTHS.
ESTIMATED COST $25,000.

At this stage of our operations we would purchase, equip and place 5 Juice Carts, including supplies.

Each Juice cart would cost us $2,500 for the cart itself, $1,200 for commercial juice extractor, including shipping, $240 VAT (20%) $560 for a refrigerator, including shipping, $500 supplies needed: fruits, vegetables, caps, lids, straws, etc. Total of $5,000 for each Juice cart.

SIGNING LEASE AGREEMENT
TIME FRAME: 6TH - 7TH MONTHS.
ESTIMATED COST $17,500.

The average leasing cost for a cart of the size we intend to use is anywhere between $400 and $700 a month. (Based on randomly attending four malls: Brent Cross Shopping Centre, Whitgift Centre, King Cross Central and Broadway Shopping Centre). We base our calculations on highest cost possible - $700 a month.

At that stage we would sign a lease on 5 locations and our leasing expenses for remaining 5 months of our operations would be $17,500.

Search for new potential properties for our operations and negotiating agreements with the owners are ongoing matters that will continue during the life of our operations as we might need to rotate less profitable locations to new places.

SET UP AND TEST OUR JUICE CARTS
TIME FRAME: 6TH - 7TH MONTHS.
ESTIMATED COST: $2,500.

Once we receive our carts and equipment we plan to set it up and test it at our 5 locations. We will need to hire part time specialists such as electrician or mechanic and movers. It will cost us approximately $500 per each machine.

OBTAIN MUNICIPAL BUSINESS LICENCES
TIME FRAME: 6TH - 7TH MONTHS.
NO MATERIAL COSTS.
No Business Licence required. Business must be registered with the environmental health service at location's local authority at least 28 days before opening - registration is free.

Example of registration form attached as Exhibit 10.2

OBTAIN LIABILITY INSURANCE
TIME FRAME: 7TH MONTHS.
ESTIMATED COST: $2,500.

We budgeted $100 a month for each location for Liability insurance purposes. That would cost us $2,500 for remaining 5 months of our operations for all 5 locations.

MARKETING CAMPAIGN.
TIME FRAME: 7TH - 12TH MONTHS.
ESTIMATED COST $13,000

We intend to execute a multi-level marketing and advertising campaign, consisting of visual advertising through signs on our location, direct mail, location based poster, TV and radio advertising, online marketing through our own website*, run coupons on a group buying websites such as Groupon or Incahoot. We would become active on social media to raise an awareness of our location and offer free sampling to ignite prospective customers to become familiar with our juices. Also we plan to offer punch cards to our potential customers to receive free product, run special deal drinks, and daily specials. This will be done so the customers feel that they are getting a deal on our juices and are receiving extra value. We hope that this strategy in the price competitive market we are operating in will generate a repeat customer base that will be critical to our long term success.

* At current time we do not have a website.

We will engage in the following promotional activities:

Stand               Media                      Frequency           Budget
-----               -----                      ---------           ------
Online            Website                       One time           $1,000
Online            Social Media                  Ongoing            $1,000
Print             Promotional Flyers            Ongoing            $3,000
Location          Poster, radio and TV          Ongoing            $5,000
Location          Free Sampling                 Ongoing            $3,000
Referrals         Word of Mouth                 Ongoing              Free

SALARIES
NO MATERIAL COSTS.

Our stuff would be commission based and would receive 15% of revenue generated.

OTHER EXPENSES
ESTIMATED COST $1,500

Other expenses: shipping/delivering of locally purchased supplies to locations, cleaning. So we reserved $1,500 in our budget if such expenses occur.

COST OF OPERATIONS $65,000
BUSINESS REGISTRATION. LEGAL AND PROFESSIONAL FEES
ESTIMATED COST $10,000.

TOTAL COST OF ALL OPERATIONS: $75,000

To implement our plan of operations ($65,000) and pay ongoing legal fee associated with this offering ($10,000) we require a minimum of $75,000 as described in our Plan of Operations. Any funds raised beyond this amount will be spent on additional marketing and promotion efforts.

IF $100,000 RAISED

SETTING UP AN OFFICE
TIME FRAME: 1ST MONTH.
NO MATERIAL COSTS.

At that stage of our operations our office would continue to be provided by our President and director at no charge, at his own location, so no budget required.

SEARCH FOR POTENTIAL LEASING PROPERTIES WITH HIGH TRAFFIC FLOW
TIME FRAME: 2ND - 4TH MONTHS.
NO MATERIAL COSTS.

At this phase we would research and look for places that could be suitable for our operations, places that are frequented by people such as strip centers, power centers and shopping malls. At present time we do not have any leasing agreement signed.

PURCHASE DISPLAY CARTS AND EQUIPMENT NEEDED
TIME FRAME: 4TH - 6TH MONTHS.
ESTIMATED COST $35,000.

At this stage of our operations we would purchase, equip and place 7 Juice Carts, including supplies.

Each Juice cart would cost us $2,500 for the cart itself, $1,200 for commercial juice extractor, including shipping, $240 VAT (20%) $560 for a refrigerator, including shipping, $500 supplies needed: fruits, vegetables, caps, lids, straws, etc. Total of $5,000 for each Juice cart.

SIGNING LEASE AGREEMENT
TIME FRAME: 6TH - 7TH MONTHS.
ESTIMATED COST $24,500.

The average leasing cost for a cart of the size we intend to use is anywhere between $400 and $700 a month. (Based on randomly attending four malls: Brent Cross Shopping Centre, Whitgift Centre, King Cross Central and Broadway Shopping Centre). We base our calculations on highest cost possible - $700 a month.

At that stage we would sign a lease on 7 locations and our leasing expenses for remaining 5 months of our operations would be $24,500.

Search for new potential properties for our operations and negotiating agreements with the owners are ongoing matters that will continue during the life of our operations as we might need to rotate less profitable locations to new places.

SET UP AND TEST OUR JUICE CARTS
TIME FRAME: 6TH - 7TH MONTHS.
ESTIMATED COST: $2,500.

Once we receive our cart and equipment we plan to set it up and test it at our 7 locations. We will need to hire part time specialists such as electrician or mechanic and movers. It will cost us approximately $500 per each machine.

OBTAIN MUNICIPAL BUSINESS LICENCES
TIME FRAME: 6TH - 7TH MONTHS.
NO MATERIAL COSTS.

No Business Licence required. Business must be registered with the environmental health service at location's local authority at least 28 days before opening - registration is free.
Example of registration form attached as Exhibit 10.2

OBTAIN LIABILITY INSURANCE
TIME FRAME: 7TH MONTHS.
ESTIMATED COST: $1,500.

We budgeted $100 a month for each location for Liability insurance purposes. That would cost us $3,500 for remaining 5 months of our operations for all 7 locations.

MARKETING CAMPAIGN.
TIME FRAME: 7TH - 12TH MONTHS.
ESTIMATED COST $18,500

We intend to execute a multi-level marketing and advertising campaign, consisting of visual advertising through signs on our location, direct mail, location based poster, TV and radio advertising, online marketing through our own website*, run coupons on a group buying websites such as Groupon or Incahoot. We would become active on social media to raise an awareness of our location and offer free sampling to ignite prospective customers to become familiar with our juices. Also we plan to offer punch cards to our potential customers to receive free product, run special deal drinks, and daily specials. This will be done so the customers feel that they are getting a deal on our juices and are receiving extra value. We hope that this strategy in the price competitive market we are operating in will generate a repeat customer base that will be critical to our long term success.

* At current time we do not have a website.

We will engage in the following promotional activities:

Stand               Media                      Frequency           Budget
-----               -----                      ---------           ------
Online            Website                       One time           $1,000
Online            Social Media                  Ongoing            $1,000
Print             Promotional Flyers            Ongoing            $4,000
Location          Poster, radio and TV          Ongoing            $8,000
Location          Free Sampling                 Ongoing            $4,500
Referrals         Word of Mouth                 Ongoing              Free

SALARIES
NO MATERIAL COSTS.

Our stuff would be commission based and would receive 15% of revenue generated.

OTHER EXPENSES
ESTIMATED COST $2,000

Other expenses: shipping/delivering of locally purchased supplies to locations, cleaning. So we reserved $2,000 in our budget if such expenses occur.

COST OF OPERATIONS $90,000
BUSINESS REGISTRATION. LEGAL AND PROFESSIONAL FEES
ESTIMATED COST $10,000.

TOTAL COST OF ALL OPERATIONS: $100,000

To implement our plan of operations ($90,000) and pay ongoing legal fee associated with this offering ($10,000) we require a minimum of $100,000 as described in our Plan of Operations. Any funds raised beyond this amount will be spent on additional marketing and promotion efforts.

We plan on placing our first Juice stand by the 8th month of operations. Our plan to continue placing additional Juice stands throughout London, United Kingdom.

We plan to implement our business plan as soon as funds from this offering become available. The following table sets forth our 12-month budgeted costs assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated.

The average leasing cost for a cart of the size we intend to use is anywhere between $400 and $700 a month. We base our calculations on highest cost possible
- $700 a month. Calculation of leasing cost made for last 5 months of our operation.

Capital Raised                    25%          50%           75%          100%
--------------                 --------     --------      --------      --------
Gross proceeds                 $ 25,000     $ 50,000      $ 75,000      $100,000
Number of Locations                   1            3             5             7
Legal and Professional fees    $ 10,000     $ 10,000      $ 10,000      $ 10,000
Leasing expenses               $  3,500     $ 10,500      $ 17,500      $ 24,500
Office                               --           --      $  3,000      $  3,000
Liability Insurance            $    500     $  1,500      $  2,500      $  3,500
Service Cart and Equipment     $  5,000     $ 15,000      $ 25,000      $ 35,000
Placing and setting up         $    500     $  1,500      $  2,500      $  3,500
Marketing campaign             $  5,000     $ 10,500      $ 13,000      $ 18,500
Other expenses                 $    500     $  1,000      $  1,500      $  2,000

In summary, we expect to be in full operation and selling our service within 12 months of completing our offering. However, there is no guarantee that we will be in full operation and generate any revenues and there is no guarantee that we will be able to raise funds through this offering. Until customers start to purchase our juices, we do not believe that our operations will be profitable. If we are unable to attract customers and cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations we likely will dissolve and file for bankruptcy and shareholders would lose their entire investment in our company. If we are profitable our plan is to keep expanding to other major cities in United Kingdom.

We believe that there is no need to invest in high volume of stock due to availability of such products in local stores around United Kingdom, "local" store refer to supermarket chains like: Aldi, Asda, Co-op, Costcutter, Farmfood etc. The cost of stock will be about $150/stand. We believe that the purchased stock will generate a profit by the end of the day so that we can re-invest the proceeds to purchase stock for next day.

We are planning to start operations in the business of selling freshly squeezed juices from mobile stands in London, United Kingdom. We have not decided on the future size or cost of our expansion at this time. We will be following our business plan from one location to another. The expansion will be funded from our future revenues and additional sale of our shares. The time frame of the expansion will depend solely on the availability of funding from the revenue. We are planning to place 1- 7 juice stands to become noticeable and familiar to our customers.

The business steps are as follows:

     a)   Purchase commercial juice extractor in US
     b) Purchase commercial under counter fridge and build/purchase Juice stands in United Kingdom
     c)   Buy necessary food products locally
     d)   Place stands

We are planning to hire one sales person for each stand who will be compensated solely by commission payments from gross sales (15%). When we will have more than 7 stands in the city, we intend to hire manager to help set up, control and manage operations. The manager will be receiving 5% from the sales from each stand. We believe that the stock will generate enough profit that could then be re-invested in the next day stock. We belief, there is no need to invest in high volume of stock due to availability of such products in local stores around United Kingdom.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

RESULTS OF OPERATIONS

FROM INCEPTION ON SEPTEMBER 05, 2013 TO MAY 31, 2014

During the period we incorporated the company, prepared a business plan, signed a lease agreement and purchased one Juice extractor machine.

We have incured net losses of $8,252 for the period from our inception on September 05, 2013 to May 31, 2014, and have no revenues to date. Our future is dependent upon our ability to obtain financing from this offering. We have generated no revenue since inception due to the fact that we are a development stage company and have not yet placed our Juice stands.

Since inception, we have sold 6,000,000 shares of common stock to our sole officer and director for net proceeds of $6,000.

FOR THE THREE MONTHS ENDED MAY 31, 2014

The Company had no revenues during the three months ended May 31, 2014.

The Company had net losses from operations of $4,724 for the three months ended May 31, 2014 and net losses from inception as of May 31, 2014 of $8,252 which were attributable to general and administrative expenses.

LIQUIDITY AND CAPITAL RESOURCES

As of May 31, 2014, we had cash in the amount of $ 1,198 and liabilities of $4,600. As of May 31, 2014, we had $1,198 of cash on hand. We currently do not have any operations and we have no income.

Since inception, we have sold 6,000,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $6,000.

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. Currently there are no other offerings of securities or planned offerings by the Company. However, the Company may decide to sell additional equity or debt securities in the future.

The failure to raise sufficient capital from equity or debt offerings in the future would result in the need to seek capital from other resources such as taking loans, which, if such financing were available, because we are a development stage company with no operations to date, may be on unfavorable terms and we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing, if available. Currently, the Company has no arrangements or agreements with any bank or lender for any such funds. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company, including legal and professional fee, will be approximately $10,000.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. The company's sole officer and director, Roman Ehlert, has verbally agreed to lend funds to pay for the registration process and lend funds to implement our business plan and to help maintain a reporting status with the SEC in the form of a non-secured loan for the next twelve months and after effectiveness of our registration statement until we complete our offering as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no written loan agreement to such effect and no guarantee that Mr. Ehlert will make such loans to the Company. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.

We need a minimum of $25,000 to conduct our proposed operations and pay all expenses associated with maintaining a reporting status with the SEC.

SIGNIFICANT ACCOUNTING POLICIES

Our financial statements have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. The financial statements have, in our opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

BASIS OF PRESENTATION

The Company reports revenues and expenses use the accrual method of accounting for financial and tax reporting purposes. The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (US
GAAP) applicable to development stage companies

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The Company accounts for income taxes under ASC 740 "INCOME TAXES" which codified SFAS 109, "ACCOUNTING FOR INCOME TAXES" and FIN 48 "ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES - AN INTERPRETATION OF FASB STATEMENT NO. 109."Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Accounting Standards statements No. 107, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

                             DESCRIPTION OF BUSINESS

GENERAL

COMPANY

We were incorporated in the State of Nevada on Sep. 05, 2013.We are planning to start operations in the business of selling freshly squeezed juices from mobile stands in London, United Kingdom. We have not decided on the future size or cost of our expansion at this time. We will be following our business plan from one location to another. The expansion will be funded from our future revenues and additional sale of our shares. The time frame of the expansion will depend solely on the availability of funding from the revenue. We are planning to place 1-7 Juice stands, to become noticeable and familiar to our customers. Juice stand would generally stay in the same location each day. There is no guarantee that we are going to be able to expand our Juice stands and locations.

The business steps are as follows:

     a)   Purchase commercial juice extractor in US
     b) Purchase commercial under counter fridge and build/purchase Juice stands in United Kingdom
     c)   Buy necessary food products locally
     d)   Place stands

We are planning to hire one sales person for each stand who will be compensated solely by commission payments from gross sales (15%). When we will have at least 5 stands, we intend to hire manager to help set up, control and manage operations. The manager will be receiving 5% from the sales from each stand. There is no need to invest in high volume of stock due to availability of such products in regular stores around United Kingdom.

MARKETING/ LOCATIONS

The sales and marketing strategy is to focus placing Juice stands in places that are frequented by people such as:

     1.   tourist attractions,
     2.   strip centers, power centers, shopping malls,
     3.   health and fitness clubs,
     4.   transportation hub such as bus, train, subway, airports, marinas.

We have not begun obtaining any permits yet. Most municipal permits will allow us to place our stands on public property. We will be required to obtain agreements with owners of the mentioned locations. We plan to sign leasing agreements with the owners of certain locations in order to operate our stands. We plan to offer $700.00 to the owners of the location for the lease of their property.

The Company entered into a three-year lease commencing on November 30, 2014 for approximately four square meters located on the first floor of the building at Earls Court Road w.8, Kensington, London in the United Kingdom. The Company has the option to renew such lease for an additional two-year term upon written notice at least 90 days prior to the expiration of the lease term. Annual rent under the lease is $2,400, payable in equal monthly installments on the first day of every month.

PROMOTIONAL STRATEGY

The company will promote in the following ways:

Stand              Media                    Frequency              Budget
-----              -----                    ---------              ------
Online           Website                     One time            $1,000
Online           Social Media                Ongoing             $1,000
Print            Promotional Flyers          Ongoing             $1,000-$4,000
Location         Poster, radio and TV        Ongoing             $500-$8,000
Location         Free Sampling               Ongoing             $1,500-$4,500
Referrals        Word of Mouth               Ongoing             Free

PRODUCT DESCRIPTION

We plan on purchasing the following type of equipment:

SUPER ANGEL ALL STAINLESS STEEL TWIN GEAR JUICER
MODEL: 5500
SUPPLIER: AMAZON.COM INC.

Super Angel Living Juice Extractor is a juice extractor with all stainless steel construction.. Based upon our President's experience with juicers, we believe that the Super Angel Living Juice Extractor can juice almost anything from carrot and apples to wheatgrass and spinach. Its all stainless steel design incorporates a twin gear impeller press system that powerfully rotates at a low 86 rpm speed that we believe can keep all enzymes and nutrients alive in the juice. We believe that the Super Angel Juicer is perfect for wheat grass, barley grass, leafy greens, herbs and sprouts. Dimensions of the juice extractor are:
19" H x 7.8" W x 10.5" D. Delivery is included.

STAINLESS STEEL UNDER COUNTER SERVICE REFRIGERATOR
MODEL: POLAR CD080
SUPPLIER: JJ MARTIN (CATERING APPLIANCE SUPERSTORE) LTD

Under counter fridge, fully lockable with LED digital temperature display and rear castors for maneuverability. Dimensions of refrigerator are: 850(h) x 600(w) x 600(d) mm, refrigeration capacity 150 l. Delivery is included.

JUICE SERVICE STAND

Each stand is one meter wide, two meters long and one meter high. (2m square). The stand will be delivered to the location by truck. The cost of the delivery is included in the price of the stand. The cost of the juice extractor does not include delivery to the location of the stand but it does include shipping from manufacture to our office. Due to the size of the juice extractor, delivery to the location of the stand it will be done by the car. Our director and president Roman Ehlert owns a truck and a small 2m trailer in his present possession which he intend to use to move our stands to different locations when necessary. Transportation between different locations, due to the size of the stand: 1m H x 1m W x 2m L will be done by small pickup truck or on a trailer.

PRICING

Our pricing will be determined by averaging surrounding restaurants that provide our type of service and charging that average. We plan to raise the price of our product periodically to keep in pace with the rising commodity prices and inflation.

Suggested Sale Price:

Freshly squeezed juice - $6.00 for a 16 oz. cap of juice and $4.50 for a 10 oz. cap of juice.
Cost - $2.75 for a 16 oz. cap of juice and $2.25 for a 10 oz. cap of juice.

The cost estimate we have provided is based on the prices in regular stores in United Kingdom. The sale price of the juice is based on a prices offered by similar vendors in United Kingdom. We do not have suppliers, we do not have made any agreements with suppliers for the food we intend to sell in our Juice stands, and we plan to purchase products from stores as needed.

BUSINESS OPPORTUNITY

Despite reduced spending power due to the current economic crisis, the demand for "easy health" in the shape of functional foods and drinks does not seem to go away. A widespread consumer interest in products positioned as "health-boosting" closely linked to the trend of preventive health care, raises the market demand for healthy products that bring added-value to the consumers.

     * The main consumers of better-for-you beverages are those looking to lose weight, with sales to women slightly stronger than those to men. Both low-sugar and no-sugar drinks are gaining in popularity. Those looking to reduce their caffeine consumption are also a strong consumer group of better-for-you beverages.

     * A shift to natural foods is happening in U.K. grocery stores, along with growth in the popularity of super foods. Better-for-you packaged food is purchased by mainstream consumers, with women and older consumers being the biggest spenders in this category.
     * Fortified/functional and organic better-for-you packaged foods are becoming more important to the U.K. consumer, who is seeking products with a wider range of health benefits, or with no unwanted residues of pesticides or hormones.

STRATEGY

Our pricing strategy is to sell a premium product at a price that is the average of the prices that surrounding restaurants charge for similar products. We will offer pricing: $6.00 for a 16 oz. cap of juice and $4.50 for a 10 oz. cap of juice in order to attract positive attention from both locals and tourists. However, there can be no assurance that our product will attract such positive attention. We believe that this is important to secure the business and to ensure that our customers become repeat visitors to our locations.

Although we believe that our pricing strategy will be competitive with our competition because we plan to sell our product at a price that is the average of the prices that surrounding establishments charge, our printed prices would be slighter higher and we would run sales and offer coupons to bring our prices in line or below the rest of the market, such as punch cards to receive free product, special deal drinks, and daily specials. This will be done so the customers feel that they are getting a deal on our juices and are receiving extra value. We hope that this strategy in the price competitive market we are operating in will generate a repeat customer base that will be critical to our long term success. Our advertisement would be concentrated in our locations and would be done through locations specific posters, radio and TV advertising, free sampling of our products, word of mouth, online and social networking websites.

COMPETITION

The completion in our industry is extremely high. Most of our competitors have greater financial resources and may be able to withstand sales or price decreases better than we can. We also expect to continue to face competition from new market entrants.
 We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

INSURANCE

We do not presently maintain any insurance.

OFFICE

Our business office is located at Barons Court Road flat 1, London W14 9DU, Great Britain. This is the office provided by our director Roman Ehlert. We do not pay rent for this space. We believe that this space is adequate for our current operations.

GOVERNMENT REGULATIONS

We will be required to obtain Municipal business Licenses from UK Municipal government; however, the is no charge for these licenses. Aside from this fact, we do not believe that government regulations will have a material impact on the way we conduct business.

                               LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

           DIRECTORS, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSONS

The following table sets forth the names, positions and ages of our current executive officer and director

Name and Address of Executive
  Officer and/or Director               Age                 Position
  -----------------------               ---                 --------

Roman Ehlert,                           61       President, Treasurer, Secretary
Barons Court Road flat 1,                        and Director
London W14 9DU, Great Britain

The following is a brief description of the business experience of our executive officer:

     -    graduated college for construction 1971
     -    construction technician 1971 - 1989
     - salesman in automotive parts shop for Volkswagen cars 1990 - 2006 - owner of a limousine company 2007 - until now

Roman Ehlert has acted as our President, Secretary, Treasurer and sole Director since our incorporation on September 5, 2013. Our president will be devoting approximately 30% of his business time to our operations. Once we expand operations, and are able to attract more customers to purchase our product, Roman Ehlert has agreed to commit more time as required. Because Roman Ehlert will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

During the past ten years, Mr. Ehlert has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Ehlert was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Ehlert's involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

    5. Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

    6. Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

    7. Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

     i.   Any Federal or State securities or commodities law or regulation; or
     ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or
     iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

     8. Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

AUDIT COMMITTEE FINANCIAL EXPERT

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we just recently started our operations, at the present time, we believe the services of a financial expert are not warranted.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Roman Ehlert, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

SIGNIFICANT EMPLOYEES

We are a development stage company and currently have no employees.

                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary and all other executive officers (collectively, the "Named Executive Officers") from inception on Sep. 05, 2013 until May 31, 2014:

SUMMARY COMPENSATION TABLE

                                                                                      Change in
                                                                                       Pension
                                                                                      Value and
                                                                      Non-Equity     Nonqualified
 Name and                                                             Incentive        Deferred
 Principal                                      Stock      Option        Plan        Compensation    All Other
 Position          Year   Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)  Earnings($)  Compensation($)  Totals($)
 --------          ----   ---------  --------  ---------  ---------  ---------------  -----------  ---------------  ---------
Roman        September      -0-        -0-        -0-        -0-          -0-             -0-            -0-            -0-
Ehlert,      05, 2013
President,   May 31,
Treasurer    2014
and
Secretary

There are no current employment agreements between the company and its officer.

Mr. Ehlert currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our officer or director or employees.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of May 31, 2014:

              Fees                                                 Nonqualified
             Earned                                Non-Equity        Deferred
             Paid in      Stock      Option      Incentive Plan    Compensation       All Other
 Name        Cash($)    Awards($)   Awards($)    Compensation($)    Earnings($)    Compensation($)   Total($)
 ----        -------    ---------   ---------    ---------------    -----------    ---------------   --------
Roman Ehlert   -0-         -0-         -0-             -0-              -0-              -0-           -0-

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Roman Ehlert will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

Since our incorporation, we issued a total of 6,000,000 shares of restricted common stock to Roman Ehlert, our sole officer and director in consideration of $6,000.

Mr. Ehlert, our President, has loaned us $100 on January 1, 2014, $3,000 on April 3, 2014 and $1,500 on May 1, 2014, he will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Ehlert. Mr. Ehlert will be repaid from revenues of operations if and when we generate revenues to pay the obligation. The loan is due on demand. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Ehlert does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Ehlert or the repayment of the funds to Mr. Ehlert. The entire transaction was oral.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of August 18, 2014 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

                 Name and Address of         Amount and Nature of
Title of Class     Beneficial Owner          Beneficial Ownership     Percentage
--------------     ----------------          --------------------     ----------

Common Stock       Roman Ehlert                 6,000,000 shares          100%
                   Barons Court Road flat 1,
                   London W14 9DU,
                   Great Britain

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on August 18, 2014.

As of August 18, 2014, there were 6,000,000 shares of our common stock issued and outstanding.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 6,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Our investors are not allowed to rely on Rule 144 of the Securities Act for a period of one year from the date that we cease to be a shell company. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB . There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 6,000,000 restricted shares of our common stock.

                   PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Uni Line Corp. has 6,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 10,000,000 shares of its common stock for sale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company's selling efforts in the offering, Roman Ehlert will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Mr. Ehlert is not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act. Mr. Ehlert will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Ehlert is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Ehlert will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Ehlert will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Uni Line Corp. will receive all proceeds from the sale of the 10,000,000 shares being offered. The price per share is fixed at $0.01 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.01 per share.

The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.01 per share.

STATE SECURITIES - BLUE SKY LAWS

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Uni Line Corp. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Our shares of common stock are subject to the "penny stock" rules of the Securities and Exchange Commission. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

Uni Line Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $10,000.

OFFERING PERIOD AND EXPIRATION DATE

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of one year. The offering shall terminate on the earlier of (i) the date when the sale of all 10,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 10,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) one year after the effective date of this prospectus. We will not accept any money until this registration statement is declared effective by the SEC.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you must

     -    execute and deliver a subscription agreement; and
     -    deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Uni Line Corp."

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. Our Articles of Incorporation do not authorized us to issue preferred stock. As of May 23, there were 6,000,000 shares of our common stock issued and outstanding that was held by one registered stockholder of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following description of our common stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws which have been filed as exhibits to our registration statement of which this prospectus is a part.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company
(iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

PREFERRED STOCK

We are not authorized to issue preferred shares.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 37.5% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

NEVADA ANTI-TAKEOVER LAWS

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition law provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition law. The control share acquisition law is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition law do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition law may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

REPORTS

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

STOCK TRANSFER AGENT

We do not have a Transfer Agent.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                                  LEGAL MATTERS

David Lubin & Associates, PLLC has opined on the validity of the shares of common stock being offered hereby.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

                                     EXPERTS

DKM Certified Public Accountants, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. DKM Certified Public Accountants, has presented its report with respect to our audited financial statements.

                              AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

                              FINANCIAL STATEMENTS

The financial statements of UNI LINE CORP. for the period ended February 28, 2014, and related notes, included in this prospectus have been audited by, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

                                 UNI LINE CORP.

                          (A DEVELOPMENT STAGE COMPANY)

                                TABLE OF CONTENTS

                                FEBRUARY 28, 2014

Report of Independent Registered Public Accounting Firm                     F-1

Balance Sheet as of February 28, 2014                                       F-2

Statement of Operations for the period from September 05, 2013
(Date of Inception) to February 28, 2014                                    F-3

Statement of Stockholders' Equity as of February 28, 2014                   F-4

Statement of Cash Flows for the period from September 05, 2013
(Date of Inception) to February 28, 2014                                    F-5

Notes to the Financial Statements                                           F-6

[DKM Certified Public Accountants Logo]              2451 N. McMullen Booth Road
                                                     Suite.308
                                                     Clearwater, FL 33759
                                                     Toll free: 855.334.0934
                                                     Fax: 800.581.1908


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Uni Line, Corp

We have audited the accompanying balance sheet of Uni Line, Corp as of February 28, 2014, and the related statement of operations, stockholders' deficiency, and cash flows from Inception (September 5, 2013) through February 28, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Uni Line, Corp as from Inception (September 5, 2013) through February 28, 2014, and the results of its operations and its cash flows for the period from inception through February 28, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has significant net losses and cash flow deficiencies. Those conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are described in
Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ DKM Certified Public Accountants
-----------------------------------------------
DKM Certified Public Accountants
Clearwater, Florida
May 23, 2014

                                 UNI LINE CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                             AS OF FEBRUARY 28, 2014


                                     ASSETS

Current Assets
  Cash and cash equivalents                                         $  4,922
                                                                    --------
Total Current Assets                                                   4,922

Net Fixed Assets                                                       1,150
                                                                    --------

Total Assets                                                        $  6,072
                                                                    ========

                    LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities

Current Liabilities
  Account payable                                                      3,500
  Loan from director -Note 3                                             100
                                                                    --------
Total Liabilities                                                      3,600
                                                                    --------
Stockholders' Equity
  Common stock, par value $0.001; 75,000,000 shares authorized,
   6,000,000 shares issued and outstanding                             6,000
  Deficit accumulated during the development stage-Note 4             (3,528)
                                                                    --------
Total Stockholders' Equity                                             2,472
                                                                    --------

Total Liabilities and Stockholders' Equity                          $  6,072
                                                                    ========


                 See accompanying notes to financial statements.

                                 UNI LINE CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
     FOR THE PERIOD FROM SEPTEMBER 05, 2013 (INCEPTION) TO FEBRUARY 28, 2014


REVENUES                                                        $        0
                                                                ----------
OPERATING EXPENSES
  General and Administrative Expenses                                3,528
                                                                ----------

TOTAL OPERATING EXPENSES                                             3,528
                                                                ----------

NET LOSS FROM OPERATIONS                                            (3,528)

PROVISION FOR INCOME TAXES                                               0
                                                                ----------

NET LOSS                                                        $   (3,528)
                                                                ==========

NET LOSS PER SHARE: BASIC AND DILUTED                           $    (0.00)
                                                                ==========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
 BASIC AND DILUTED                                               6,000,000
                                                                ==========


                 See accompanying notes to financial statements.

                                 UNI LINE CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY
     FOR THE PERIOD FROM SEPTEMBER 05, 2013 (INCEPTION) TO FEBRUARY 28, 2014

                                                                                  Deficit
                                                                                Accumulated
                                           Common Stock          Additional     during the        Total
                                        -------------------       Paid-in       Development    Stockholders'
                                        Shares       Amount       Capital          Stage          Equity
                                        ------       ------       -------          -----          ------
Inception, September 05, 2013                --     $    --      $     --        $     --       $     --

Shares issued for cash at $0.001
 per share                            6,000,000       6,000            --              --          6,000

Net loss for the year ended
 February 28, 2014                           --          --            --          (3,528)        (3,528)
                                      ---------     -------      --------        --------       --------

Balance, February 28, 2014            6,000,000     $ 6,000      $     --        $ (3,528)      $  2,472
                                      =========     =======      ========        ========       ========


                 See accompanying notes to financial statements.

                                 UNI LINE CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
     FOR THE PERIOD FROM SEPTEMBER 05, 2013 (INCEPTION) TO FEBRUARY 28, 2014


CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                        $ (3,528)
  Adjustments to reconcile net loss to net
   cash (used in) operating activities:
  Changes in assets and liabilities:
    Increase in Accounts Payable                                    3,500
                                                                 --------
CASH FLOWS USED IN OPERATING ACTIVITIES                               (28)
                                                                 --------
CASH FLOWS FROM INVESTING  ACTIVITIES
  Purchase of Equipment                                             1,150
                                                                 --------
CASH FLOWS USED IN INVESTING  ACTIVITIES                           (1,150)
                                                                 --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                                6,000
  Loans from director                                                 100
                                                                 --------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                         6,100
                                                                 --------

NET INCREASE IN CASH                                                4,922
Cash, beginning of period                                               0
                                                                 --------

CASH, END OF PERIOD                                              $  4,922
                                                                 ========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                                  $      0
                                                                 ========
  Income taxes paid                                              $      0
                                                                 ========


                 See accompanying notes to financial statements.

                                 UNI LINE CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                FEBRUARY 28, 2014


NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Uni Line Corp. was incorporated in the State of Nevada on September 05, 2013. We are a development-stage company formed to sell freshly squeezed juices from mobile stands in London, United Kingdom.

NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America ("GAAP" accounting). The Company has adopted a February 28 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $4,922 of cash as of February 28, 2014.

Fair Value of Financial Instruments
The Company's financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Foreign Currency
The financial statements of the Company are maintained in United States dollars and this is the Company's functional and reporting currency. The operations will be maintained in United Kingdom Pounds and the consolidated into the Company results in foreign currency translation adjustments which are recognized as other comprehensive income. Transactions denominated in other than the United States dollar are translated as follows with the related transaction gains and losses being recorded in the Statements of Operations:

     (i) Monetary items are recorded at the rate of exchange prevailing as at the balance sheet date;
     (ii) Non-Monetary items including equity are recorded at the historical rate of exchange; and
     (iii)Revenues and expenses are recorded at the period average in which the transaction occurred

                                 UNI LINE CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                FEBRUARY 28, 2014


NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of February 28, 2014.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements
Uni Line Corp. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 3 - FIXED ASSETS

Company purchased Super Angel All Stainless Steel Twin Gear Juicer - 5500.

                                                              February 28, 2014
                                                              -----------------
Fixed assets:
  Equipment                                                        $ 1,150
  Less: accumulated depreciation                                         0
                                                                   -------
Net fixed assets                                                   $ 1,150
                                                                   =======

No depreciation was recorded during the period from inception through February 28, 2014

                                 UNI LINE CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                FEBRUARY 28, 2014


NOTE 4 - LOAN FROM DIRECTOR

On January 1, 2014, a director loaned $100 to the Company to open bank account. The loan is unsecured, non-interest bearing and due on demand.

The balance due to the director was $100 as of February 28, 2014.

NOTE 5 - COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On January 24, 2014, the Company issued 6,000,000 shares of common stock to a director for cash proceeds of $6,000 at $0.001 per share.

There were 6,000,000 shares of common stock issued and outstanding as of February 28, 2014.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 7 - INCOME TAXES

As of February 28, 2014, the Company had net operating loss carry forwards of approximately $3,528 that may be available to reduce future years' taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

                                                              February 28, 2014
                                                              -----------------
Federal income tax benefit attributable to:
  Current Operations                                               $  1,200
  Less: valuation allowance                                          (1,200)
                                                                   --------
Net provision for Federal income taxes                             $      0
                                                                   ========

                                 UNI LINE CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                FEBRUARY 28, 2014


NOTE 7 - INCOME TAXES (CONTINUED)

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                                              February 28, 2014
                                                              -----------------
Deferred tax asset attributable to:
  Net operating loss carryover                                     $  1,200
  Less: valuation allowance                                          (1,200)
                                                                   --------
Net deferred tax asset                                             $      0
                                                                   ========

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $3,528 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 8 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of February 28, 2014. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 9 - SUBSEQUENT EVENTS

The Company has analyzed its operations subsequent to February 28, 2014 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                                 UNI LINE CORP.

                          (A DEVELOPMENT STAGE COMPANY)

                                TABLE OF CONTENTS

                                  MAY 31, 2014

Balance Sheet as of May 31, 2014 (Unaudited) and February 28, 2014          F-11

Statement of Operations for the period ended May 31, 2014 and from
September 05, 2013 (Date of Inception) to May 31, 2014 (Unaudited)          F-12

Statement of Cash Flows for the period ended May 31, 2014 and from
September 05, 2013 (Date of Inception) to May 31, 2014 (Unaudited)          F-13

Notes to Unaudited Financial Statements                                     F-14

                                 UNI LINE CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
               AS OF MAY 31, 2014(UNAUDITED) AND FEBRUARY 28, 2014

                                                                    May 31, 2014        February 28, 2014
                                                                    ------------        -----------------
                                                                    (unaudited)
ASSETS

Current Assets
  Cash and cash equivalents                                           $  1,198              $  4,922
                                                                      --------              --------
Total Current Assets                                                     1,198                 4,922

Net Fixed Assets                                                         1,150                 1,150
                                                                      --------              --------

Total Assets                                                          $  2,348              $  6,072
                                                                      ========              ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
  Account payable                                                     $     --              $  3,500
  Loan from director -Note 3                                             4,600                   100
                                                                      --------              --------
Total Liabilities                                                        4,600                 3,600

Shareholders' Equity
  Common stock, par value $0.001; 75,000,000 shares authorized,
   6,000,000 shares issued and outstanding                               6,000                 6,000
  Deficit accumulated during the development stage-Note 4               (8,252)               (3,528)
                                                                      --------              --------

Total Shareholders' Equity                                              (2,252)                2,472
                                                                      --------              --------

Total Liabilities and Shareholders' Equity                            $  2,348              $  6,072
                                                                      ========              ========


            See accompanying notes to unaudited financial statements.

                                 UNI LINE CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
                        FOR THE PERIOD ENDED MAY 31, 2014
             AND FROM SEPTEMBER 05, 2013 (INCEPTION) TO MAY 31, 2014
                                   (UNAUDITED)

                                                                      For the Period from
                                                   Three Months        September 5, 2013
                                                      Ended              (Inception) to
                                                   May 31, 2014           May 31, 2014
                                                    ----------             ----------
Revenues                                            $       --             $       --

Operating Expenses
  General and administrative expenses                    4,724                  8,252
                                                    ----------             ----------
Total Operating Expenses                                 4,724                  8,252
                                                    ----------             ----------

Net Loss From Operations                                (4,724)                (8,252)

Provision for Income Taxes                                   0                      0
                                                    ----------             ----------

Net Loss                                            $   (4,724)            $   (8,252)
                                                    ==========             ==========

Net Loss Per Share: Basic and Diluted               $    (0.00)            $    (0.00)
                                                    ==========             ==========
Weighted Average Number of Common Shares
 Outstanding: Basic and Diluted                      6,000,000              6,000,000
                                                    ==========             ==========


            See accompanying notes to unaudited financial statements.

                                 UNI LINE CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
             FOR THE PERIOD ENDED FOR THE PERIOD ENDED MAY 31, 2014
             AND FROM SEPTEMBER 05, 2013 (INCEPTION) TO MAY 31, 2014
                                   (UNAUDITED)

                                                          For the        For the Period from
                                                        Three Months      September 5, 2013
                                                           Ended            (Inception) to
                                                        May 31, 2014         May 31, 2014
                                                        ------------         ------------
Cash flows from operating activities:
  Net loss for the period                                 $ (4,724)            $ (8,252)
  Adjustments to reconcile net loss to net
   cash (used in) operating activities:
  Changes in operating assets and liabilities:
    Increase in Accounts Payable                            (3,500)                  --
                                                          --------             --------
Cash Flow used in operating activities                      (8,224)              (8,252)
                                                          --------             --------
Cash flows from investing activities:
  Purchase of Equipment                                         --                1,150
                                                          --------             --------
Cash Flow used in  investing activities                     (1,150)
                                                          --------             --------
Cash flows from financing activities:
  Proceeds from sale of common stock                         6,000
  Loans payable                                              4,500                4,600
                                                          --------             --------
Cash Flow provided by financing activities                   4,500               10,600
                                                          --------             --------

Net increase (decrease) in cash                             (3,724)               1,198

Cash, beginning of the period                                4,922                   --
                                                          --------             --------

Cash, end of the period                                   $  1,198             $  1,198
                                                          ========             ========

Supplemental Cash Flow Information:
  Interest paid                                           $     --             $     --
                                                          ========             ========
  Income taxes paid                                       $     --             $     --
                                                          ========             ========


            See accompanying notes to unaudited financial statements.

                                 UNI LINE CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  MAY 31, 2014
                                   (UNAUDITED)


NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Uni Line Corp. was incorporated in the State of Nevada on September 05, 2013. We are a development-stage company formed to sell freshly squeezed juices from mobile stands in London, United Kingdom.

NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America ("GAAP" accounting). The Company has adopted a February 28 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $1,198 of cash as of May 31, 2014.

Fair Value of Financial Instruments
The Company's financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Foreign Currency
The financial statements of the Company are maintained in United States dollars and this is the Company's functional and reporting currency. The operations will be maintained in United Kingdom Pounds and the consolidated into the Company results in foreign currency translation adjustments which are recognized as other comprehensive income. Transactions denominated in other than the United States dollar are translated as follows with the related transaction gains and losses being recorded in the Statements of Operations:

     (i) Monetary items are recorded at the rate of exchange prevailing as at the balance sheet date;
     (ii) Non-Monetary items including equity are recorded at the historical rate of exchange; and
     (iii)Revenues and expenses are recorded at the period average in which the transaction occurred

                                 UNI LINE CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  MAY 31, 2014
                                   (UNAUDITED)


Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of May 31, 2014.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements
The Company reviews new accounting standards as issued. No new standards had any material effect on these financial statements. The accounting pronouncements issued subsequent to the date of these financial statements that were considered significant by management were evaluated for the potential effect on these consolidated financial statements. Management does not believe any of the subsequent pronouncements will have a material effect on these consolidated financial statements as presented and does not anticipate the need for any future restatement of these consolidated financial statements because of the retro-active application of any accounting pronouncements issued subsequent to February 28, 2014 through the date these financial statements were issued.

                                 UNI LINE CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  MAY 31, 2014
                                   (UNAUDITED)


NOTE 3- FIXED ASSETS

Company purchased Super Angel All Stainless Steel Twin Gear Juicer- 5500.

                                                                    May 31, 2014
                                                                    ------------
Fixed assets:
  Equipment                                                           $  1,150
  Less: accumulated depreciation                                             0
                                                                      --------
Net fixed assets                                                      $  1,150
                                                                      ========

No depreciation  was recorded  during the period from inception  through May 31,
2014

NOTE 4 - LOAN FROM DIRECTOR

On January 1, 2014, a director loaned $100 to the Company to open bank account.

On April 3, 2014, a director loaned $3,000 to the Company.

On May 01, 2014, a director loaned $1,500 to the Company

The loans are unsecured, non-interest bearing and due on demand.

The balance due to the director was $4,600 as of May 31, 2014.

NOTE 5 - COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On January 24, 2014, the Company issued 6,000,000 shares of common stock to a director for cash proceeds of $6,000 at $0.001 per share.

There were 6,000,000 shares of common stock issued and outstanding as of May 31, 2014.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

                                 UNI LINE CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  MAY 31, 2014
                                   (UNAUDITED)


NOTE 7 - INCOME TAXES

As of May 31, 2014, the Company had net operating loss carry forwards of approximately $8,252 that may be available to reduce future years' taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

                                                                    May 31, 2014
                                                                    ------------
Federal income tax benefit attributable to:
  Current Operations                                                  $  2,806
  Less: valuation allowance                                             (2,806)
                                                                      --------
Net provision for Federal income taxes                                $      0
                                                                      ========

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                                                    May 31, 2014
                                                                    ------------
Deferred tax asset attributable to:
  Net operating loss carryover                                        $  2,806
  Less: valuation allowance                                             (2,806)
                                                                      --------
Net deferred tax asset                                                $      0
                                                                      ========

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $8,252 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 8 - SUBSEQUENT EVENTS

The Company has analyzed its operations subsequent to May 31, 2014 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                            [Back Page of Prospectus]

                                   PROSPECTUS

                        10,000,000 SHARES OF COMMON STOCK

                                 UNI LINE CORP.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL _____________ ___, 2014, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.